EXHIBIT 99.1

enherent Corp. reports earnings for the first quarter of 2008

FOR IMMEDIATE RELEASE

Roseland, New Jersey (May 14, 2008) - enherent Corp. (OTC BB: ENHT, www.enherentcorp.com), an information technology services company, today announced its results for the first quarter of 2008.

First Quarter 2008 Financial Results

Revenues for the first quarter ended March 31, 2008 were $7.0 million, compared to revenues of $7.5 million in the quarter ended March 31, 2007. Net income increased by approximately $23,000 to $73,000, or $0.00 per diluted share, for the first quarter of 2008 as compared to net income of approximately $50,000, or $0.00 per diluted share, for the comparable quarter of 2007. Earnings before interest, taxes, depreciation and amortization, or EBITDA, totaled $295,000 for the first quarter of 2008 as compared to $281,000 for the comparable quarter of 2007. EBITDA, adjusted to add back stock-based compensation, deferred compensation and severance charges, or Adjusted EBITDA, totaled $316,000 for the first quarter of 2008 as compared to $330,000 for the comparable quarter of 2007.

Pamela Fredette, Chairman, CEO and President, commenting on the financial results for the first quarter 2008, said "Although first quarter revenues were impacted by a general economic slowdown, we were able to manage the Company to continued increases in profitability and we are pleased with these results. This coupled with new opportunities we have targeted and new products we have invested in should bode well for future growth of the Company. We believe that the initiatives taken in developing new products will create a solid platform for future growth that will benefit our customers, shareholders and employees".

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on certain assumptions and analyses made by the Company derived from its experience and perceptions. Actual results and developments may vary materially from those described because they are subject to a number of known and unknown risks and uncertainties. Such risks and uncertainties include, but are not limited to, future demand for the Company’s services; general economic, market and business conditions; the Company’s ability to increase the amount of services rendered to existing clients and develop new clients and reduce costs of providing services; the Company’s ability to recruit and retain IT professionals; and various other factors discussed in the Company’s filings with the Securities and Exchange Commission including those set forth under Item 1A of the Company’s most recent Form 10-K. The Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments, or otherwise.

NON-GAAP Financial Measures:

enherent Corp. utilizes a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall business performance, for making operating decisions and for forecasting and planning future periods. The Company considers the use of non-GAAP financial measures helpful in assessing its current financial performance and prospects for the future. While the Company uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, the Company does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures. Consistent with this approach, the Company believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance. In assessing the overall health of its business during the first quarter 2008, the Company excluded items in the following general categories, each of which are described below:

Stock-based Compensation and Deferred Compensation. The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to previous periods. In addition, the Company prepares and maintains its budgets and forecasts for future periods on a basis consistent with this non-GAAP financial measure.

Earnings Before Interest, Taxes, Depreciation and Amortization. The press release contains references to EBITDA and Adjusted EBITDA and provides reconciliations of EBITDA and Adjusted EBITDA to Net income (loss) on the face of the attached statements of operations. The Company’s management believes that EBITDA is used by investors and analysts as an alternative to GAAP measures when evaluating the Company’s performance in comparison to other companies. In order to fully assess the Company’s financial operating results, management believes that EBITDA is an appropriate measure of evaluating the Company’s operating performance, because it eliminates the effects of financing and accounting decisions. This measure is also significant to institutional lenders, and is considered an important internal benchmark of performance by the Company. The Company’s management uses EBITDA to measure the Company’s performance against internal performance targets, which are based on EBITDA. In addition, the Company further excludes stock-based compensation, deferred compensation and severance charges in calculating Adjusted EBITDA. The Company believes excluding severance and deferred compensation charges, as well as the non-cash charges for stock-based compensation, allows for a better assessment of its normalized internal operations and comparisons to industry performance.

Each of the non-GAAP financial measures described above, and used in this press release, should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of each of these non-GAAP financial measures as an analytical tool. In particular, these non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measures. In addition, as noted above, the Company evaluates the non-GAAP financial measures together with the most directly comparable GAAP financial information.

(1) GAAP stands for Generally Accepted Accounting Principles.

CONTACT INFORMATION:

Lori Stanley enherent Corp. lstanley@enherentcorp.com
(973) 795-1290

ENHERENT CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2008 (Unaudited)	December 31, 2007 (Audited)
ASSETS
Current assets:
Cash and cash equivalents	$1,288,697	$1,121,694
Accounts receivable, net	4,461,418	3,844,726
Prepaid expenses and other current assets	138,964	143,981

Total current assets	5,889,079	5,110,401
Furniture, equipment and improvements, net	200,428	179,794
Goodwill	4,334,278	4,334,278
Other intangibles, net	200,000	225,000
Deferred financing costs, net	246,332	280,986
Other assets	41,833	41,833

T O T A L	$10,911,950	$10,172,292

LIABILITIES
Current liabilities:
Revolving credit facility	$3,296,552	$2,824,691
Current portion of long-term debt	706,180	577,311
Accounts payable and accrued expenses	3,097,392	2,884,320
Deferred revenue	166,615	169,647
Accrued compensation and benefits	1,014,603	1,005,359

Total current liabilities	8,281,342	7,461,328
Long-term liabilities:
Long-term debt, net of current portion above	2,781,968	2,956,189

Total liabilities	11,063,310	10,417,517

CAPITAL DEFICIENCY
Preferred stock, $.001 par value; authorized—10,000,000 shares, issued—none	—	—
Common stock, $.001 par value, authorized—101,000,000 shares, issued and outstanding – 52,375,653 as of March 31, 2008 and December 31, 2007	52,376	52,376
Additional paid-in capital	27,637,974	27,616,974
Accumulated deficit	(27,841,710)	(27,914,575)

Total capital deficiency	(151,360)	(245,225)

T O T A L	$10,911,950	$10,172,292

ENHERENT CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2008	2007
Revenues:
Service revenue	$6,442,132	$7,149,806
Equipment and software revenue	603,047	397,707

Total revenues	7,045,179	7,547,513

Cost of revenues:
Cost of services	4,997,769	5,593,578
Cost of equipment and software	529,755	246,332

Cost of revenues	5,527,524	5,839,910

Gross profit	1,517,655	1,707,603

Operating expenses:
Selling, general and administrative	1,222,437	1,426,110
Depreciation and amortization expense	85,612	63,690

Total operating expenses	1,308,049	1,489,800

Operating income	209,606	217,803
Interest expense	(132,880)	(164,897)

Income before income taxes	76,726	52,906
Provision for income taxes	(3,861)	(3,000)

NET INCOME	$72,865	$49,906

Basic net income per share	$0.00	$0.00

Number of shares used in computing basic net income per share	52,375,653	50,661,451

Diluted net income per share	$0.00	$0.00

Number of shares used in computing diluted net income per share	53,005,111	51,150,417

ENHERENT CORP. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2008 AND 2007

(Unaudited)

	Three Months Ended
	March 31, 2008	March 31, 2007
Net income, as reported	$72,865	$49,906
Interest (income) expense, net	132,880	164,897
Taxes	3,861	3,000
Depreciation and amortization	85,612	63,690
EBITDA	295,218	281,493
Adjustments:
Stock based compensation	21,000	49,000
Adjusted EBITDA	$316,218	$330,493